Exhibit 5.1
[Shearman & Sterling LLP Letterhead]

March 1, 2006
American Axle & Manufacturing Holdings, Inc.
American Axle & Manufacturing, Inc.
One Dauch Drive
Detroit, Michigan 48211
American Axle & Manufacturing Holdings, Inc.
American Axle & Manufacturing, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as counsel to American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“Holdings”), and American Axle & Manufacturing, Inc., a Delaware corporation (“AAM, Inc.” and, together with Holdings, the “Registrants”), in connection with the automatic shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (i) shares of Holdings’ common stock, par value $0.01 per share (“Common Stock”), (ii) shares of Holdings’ preferred stock, par value $.01 per share (“Holdings Preferred Stock”), (iii) shares of AAM, Inc.’s preferred stock, par value $.01 per share (“AAM, Inc. Preferred Stock” and together with the Holdings Preferred Stock, the “Preferred Stock”), (iv) senior debt securities of AAM, Inc. (“Senior Debt Securities”), (v) subordinated debt securities of AAM, Inc. (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), and/or (vi) warrants to purchase Debt Securities (the “Warrants”) in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”) and as shall be designated by the Registrants at the time of the applicable offering. The Debt Securities will be irrevocably and unconditionally guaranteed on an unsecured and unsubordinated basis by Holdings (the “Guarantee”). The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are hereinafter referred to, collectively, as the “Securities.”
          The Debt Securities will be issued pursuant to an indenture (the “Indenture”) to be entered into between AAM, Inc., as issuer, Holdings, as guarantor, and The Bank of

New York, as trustee (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement. The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). Each Certificate of Designation will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference. The Warrants will be issued pursuant to a warrant agreement (each, a “Warrant Agreement”) to be entered into between AAM, Inc. and a bank or trust company, as warrant agent (each, a “Warrant Agent”). Each Warrant Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference.
          In that connection, we have reviewed the originals, or copies identified to our satisfaction, of the Indenture, the Registration Statement, the Prospectus, the certificates of incorporation and by-laws of the Registrants, as amended, and such corporate records of the Registrants, certificates of public officials, officers of the Registrants and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed the genuineness of all signatures, the authenticity of the originals of the documents submitted to us and the conformity to authentic originals of any documents submitted to us as copies. We have further assumed, as to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Registrants; and that the Indenture is the legal, valid and binding obligation of each party thereto, other than the Registrants, enforceable against each such party in accordance with its terms. We also have assumed that the execution, delivery and performance by the Registrants of the Indenture will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the certificates of incorporation or bylaws of the Registrants, (b) violate any law, rule or regulation applicable to the Registrants or (c) result in any conflict with or breach of any agreement or document binding on the Registrants, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Registrants of the Indenture or, if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.
          Our opinion set forth below is limited to the law of the State of New York and the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.
          Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:
1.	The Indenture, when duly executed and delivered by the Registrants, will constitute the legal, valid and binding obligation of the Registrants, enforceable against the Registrants in accordance with its terms.

2.	When (i) the Indenture has been duly executed and delivered by the Registrants, (ii) the final terms of the Senior Debt Securities have been duly established and approved by AAM, Inc., (iii) the issuance and sale of the Senior Debt Securities (including the Guarantee endorsed thereon) has been duly authorized by all necessary action (corporate or otherwise) and (iv) such Senior Debt Securities (including the Guarantee endorsed thereon) have been duly executed by the Registrants and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by AAM, Inc., the Senior Debt Securities and the Guarantee endorsed thereon will constitute legal, valid and binding obligations of the Registrants, enforceable against the Registrants in accordance with their terms.

3.	When (i) the Indenture has been duly executed and delivered by the Registrants, (ii) the final terms of the Subordinated Debt Securities have been duly established and approved by the AAM, Inc., (iii) the issuance and sale of the Subordinated Debt Securities (including the Guarantee endorsed thereon) has been duly authorized by all necessary action (corporate or otherwise) and (iv) such Subordinated Debt Securities (including the Guarantee endorsed thereon) have been duly executed by the Registrants and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by AAM, Inc., the Subordinated Debt Securities and the Guarantee endorsed thereon will constitute legal, valid and binding obligations of the Company, enforceable against the Registrants in accordance with their terms.

4.	When (i) the terms of issuance and sale of the shares of Common Stock have been duly approved by Holdings in conformity with Holdings’ certificate of incorporation and (ii) the shares of Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by Holdings (which shall not be less than the par value of the Common Stock), the shares of Common Stock, will be duly authorized, validly issued, fully paid and non-assessable.

5.	When (i) the terms of the Preferred Stock have been established and approved by either AAM, Inc. or Holdings, as the case may be, in conformity with the General Corporation Law of the State of Delaware and AAM, Inc.’s or Holdings’ respective certificates of incorporation, as applicable (ii) all corporate action necessary for the issuance and sale of the shares of Preferred Stock has been taken, including the adoption and filing of the Certificate of Designations relating thereto, and (iii) the shares of the Preferred Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the either AAM, Inc. or Holdings, as the case may be, (which shall not be less than the par value of the Preferred Stock), the shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

6.	When (i) the terms of the Warrants have been established and approved by AAM, Inc., (ii) all corporate action necessary for the issuance and sale of the Warrants has been taken, including the adoption and filing of a Warrant Agreement relating thereto, (iii) the Warrants or certificates representing the Warrants have been duly executed by AAM, Inc., and such certificates have been countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement, and (iv) the Warrants or certificates representing the Warrants are issued and delivered to the purchasers thereof against payment of the consideration thereof duly approved by AAM, Inc., the Warrants will constitute valid and legally binding obligations of AAM, Inc. entitled to the benefits of the applicable Warrant Agreement.
          The opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Further, with respect to Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.
          We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /S/ Shearman & Sterling LLP
LLJ/MB/IM/MP
AES

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